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                            FOURTH AMENDMENT TO THE
                     RESTORATION OF RETIREMENT INCOME PLAN
                   FOR CERTAIN EMPLOYEES PARTICIPATING IN THE
                   RESTATED AMERICAN GENERAL RETIREMENT PLAN


     WHEREAS, AMERICAN GENERAL CORPORATION (the "Company") and certain of its subsidiary companies (the other "Employers") have heretofore adopted the RESTORATION OF RETIREMENT INCOME PLAN FOR CERTAIN EMPLOYEES PARTICIPATING IN THE RESTATED AMERICAN GENERAL RETIREMENT PLAN (the "Plan") for the benefit of their eligible employees; and

     WHEREAS, pursuant to the rights granted to the Company in the Plan, the Company desires to amend the Plan in certain respects on behalf of itself and on behalf of the other Employers;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I.   Effective as of July 4, 1998:

     1. Section 3 of the Plan shall be deleted and the following shall be substituted therefor:

          "3.  Eligibility.

               Employees, excluding Career Agents, who are Highly Compensated Participants who are participating in the Basic Plan, and either (1) whose pension or pension-related benefits under the Basic Plan are limited pursuant to section 401(a)(17) or section 415 of the Code or
          (2) who are eligible to participate in the American General Corporation Deferred Compensation Plan, shall be eligible for benefits under this Restoration Plan. In no event shall an employee who is not eligible for benefits under the Basic Plan be eligible for a benefit under this Restoration Plan."

II.    As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED this 31st  day of December, 1998.

                                   AMERICAN GENERAL CORPORATION


                                   By: /s/ ELIZABETH DOBBS
                                   Name: Elizabeth Dobbs
                                   Title: Vice president - Benefits & Payroll